Exhibit 10.42

NON-EXECUTIVE DIRECTOR AGREEMENT

THIS NON-EXECUTIVE DIRECTOR AGREEMENT (this “Agreement”) is made, entered into and effective as of the 10 day of December 2019 (the “Effective Date”), between Generation Alpha, Inc., a Nevada corporation (the “Corporation”), and Raymond Davison (the “Director”).

WHEREAS, the Corporation has requested that the Director join its board of directors (the “Board”)

WHEREAS, in order to induce the Director to join the Board, the Corporation has, with the approval of the Board as permitted by §78.070(8) of the Nevada Revised Statutes (“NRS”), agreed to the terms herein; and

WHEREAS, the Corporation and the Director wish to memorialize the terms and conditions of the Director’s service as an independent director on the Board.

NOW, THEREFORE, for and in consideration of the covenants and promises contained herein, the Corporation and the Director agree as follows:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position. Subject to the terms and provisions of this Agreement, the Director hereby agrees to serve as a member of the Board, provided, however, that the Director’s continued service on the Board shall be subject to any necessary approval by the Corporation’s stockholders as required by applicable law and the Corporation’s governing documents.

2. Duties.

a) During the Directorship Term (as defined herein), the Director shall make reasonable business efforts to attend all Board meetings in person or via conference call, Board and management conference calls as appropriate, serve on appropriate committees as reasonably requested and agreed upon by the Board, make himself available to the Corporation at mutually convenient times and places, attend external meetings and presentations when agreed on in advance, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position.

b) The Director will use his best efforts to promote the interests of the Corporation and comply with his or her fiduciary duty obligations as imposed by Nevada law. The Corporation recognizes that the Director (i) is or may become a full-time executive employee of another entity and that his or her responsibilities to such entity must have priority and (ii) sits or may sit on the board of directors of other entities. Notwithstanding the same, the Director will provide the Corporation with prior written notice of any future commitments to such entities and use reasonable business efforts to coordinate his or her respective commitments so as to fulfill his obligations to the Corporation and, in any event, will fulfill his or her legal obligations as a Director.

c) The Director will at all times act as a fiduciary in the service and best interests of the Corporation. In addition, the Director agrees to provide all information regarding himself as the Corporation requires to satisfy its disclosure obligations under applicable securities laws.

3. Compensation.

a) Stock. The Director shall receive 166,667 shares of the Corporations’ common stock upon his appointment to the Board and shall be entitled to receive equity compensation of $5,000 of stock grants on a quarterly basis as well as $1,250 per board meeting attended in person or $625 if attended by telephone as determined by the Board or a designated committee in its absolute discretion and upon the terms and conditions set forth in the award agreement and, if applicable, the governing plan. Notwithstanding the foregoing, if the Director ceases to be a member of Board at any time during the vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any unvested shares shall be irrefutably forfeited. Furthermore, the Director agrees that all shares of the Corporation’s stock held by the Director shall be subject to any “lock up” agreement required to be signed by the Corporation’s officers in connection with any financing.

b) Independent Contractor. The Director’s status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Corporation in any respect. All payments and other consideration made or provided to the Director under this Section 3 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

c) Expense Reimbursements. During the Directorship Term, the Corporation shall reimburse the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Corporation for submission of expense reports, receipts or similar documentation of such expenses.

4. Directorship Term. The “Directorship Term,” as used in this Agreement, shall mean the period from the commencement of your appointment as a Director of the Corporation and terminating on the earliest of the following to occur (subject to compliance with applicable laws): (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Corporation and the Director; (c) the removal of the Director from the Board by the vote of the stockholders of the Corporation in accordance with applicable law and the terms of the Corporation’s governing documents, (d) the failure of the stockholders to re-elect the Director; (e) the resignation by the Director from the Board; or (f) upon the Director becoming prohibited by law from acting as director.

5. Renouncement of Corporate Opportunities.

a) Except as otherwise expressly provided in this Agreement, upon appointment of the Director to the Board, (i) the Director may engage or invest in, independently or with, for the account of or as an advisor to others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Corporation’s business, (ii) the Corporation shall not have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom and (iii) the Corporation shall have no interest or expectancy, and hereby specifically renounces any interest or expectancy, in any such business activities or ventures.

b) Without limiting the generality of Section 5(a), if the Director acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity, as defined in Section 5(c), or otherwise is then, directly or with others, exploiting any Corporate Opportunity, subject to Section 6, the Corporation shall have no interest in such Corporate Opportunity and no expectancy that such Corporate Opportunity be offered to the Corporation, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt and to the fullest extent permitted by law, the Director (i) shall have no duty to communicate or present such Corporate Opportunity to the Corporation, (ii) shall have the right to hold any such Corporate Opportunity for his own account or to recommend, sell, assign or transfer such Corporate Opportunity to Persons other than the Corporation and (iii) shall not breach any fiduciary duty to the Corporation, in the Director’s capacity as a director of the Corporation, by reason of the fact that the Director pursues or acquires such Corporate Opportunity for himself, directs, sells, assigns or transfers such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Corporation.

c) “Corporate Opportunity” shall mean an actual or potential investment or business opportunity or prospective economic advantage in which the Corporation could, but for the provisions of this Agreement, have an interest or expectancy, including, without limitation, acquisitions, dispositions, business combinations, financing or investing opportunities or other transactions.

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6. Protected Opportunities. Notwithstanding Section 5 hereof, the Corporation does not renounce any interests or expectancy it may have in any Corporate Opportunity (i) that is offered to the Director if such opportunity is expressly offered to the Director in his capacity as a director of the Corporation or (ii) that has been identified or developed using any resources or confidential information of the Corporation or any of its direct or indirect subsidiaries. Nothing in this Agreement shall be construed to (1) limit the duty that the Director owes the Corporation under applicable law (i) to refrain from improperly disclosing confidential information of the Corporation to third parties without the Corporation’s consent and (ii) to refrain from improperly exploiting confidential information of the Corporation or (2) limit the ability of the Corporation or any of its direct or indirect subsidiaries to compete with the Director, any of his affiliates or clients or any other person or entity to obtain, develop or otherwise exploit a Corporate Opportunity or other investment, business opportunity or venture.

7. Board Approval. The Corporation hereby represents and warrants to the Director that the execution and delivery of this Agreement by the Corporation has been duly authorized and approved by the Board (or an authorized committee thereof) in accordance with the NRS. During the Director’s service on the Board, he will be entitled to the same rights (including, without limitation, rights of indemnification and advancement of expenses provided by contract, charter or bylaws) that are common to all other non-employee members of the Board, as those rights may be altered or amended from time to time so long as such alteration or amendment applies to all non-employee members of the Board.

8. Director’s Representation and Acknowledgment. The Director represents to the Corporation that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he or she may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Corporation, and the Director shall have no recourse whatsoever against any employee or stockholder of the Corporation or any of their respective affiliates with regard to this Agreement.

9. Director Covenants.

a) Unauthorized Disclosure. The Director agrees and understands that in the Director’s position with the Corporation, the Director will have has been and will be exposed to and receive information relating to the confidential affairs of the Corporation, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Corporation’s products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Corporation to be confidential and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Corporation, or use such information for his or her own benefit or for the benefit of any third person; provided, however, that the Director may, after giving prior notice to the Corporation to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. Upon termination of the Directorship Term, the Director will promptly return to the Corporation and/or destroy at the Corporation’s direction all property, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Corporation during or prior to the Directorship Term.

b) Insider Trading Guidelines. Director agrees to execute and comply at all times with the Corporation’s Insider Trading Guidelines as well as any other policies adopted by the Corporation that are applicable to directors.

c) Remedies. The Director agrees that any breach of the terms of Sections 6 or 8 would result in irreparable injury and damage to the Corporation for which the Corporation would have no adequate remedy at law; the Director therefore also agrees that in the event of said breach or any threat of breach, the Corporation shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages or paying a bond, in addition to any other remedies to which the Corporation may be entitled at law or in equity. The terms of this paragraph shall not prevent the Corporation from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Director.

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d) Survival. The provisions of this Section 9 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of the covenants and agreements of this Section 9.

10. Indemnification. The Corporation agrees to indemnify the Director for his or her activities as a member of the Board to the fullest extent permitted under applicable law and its governing documents. The Director agrees to enter into the Corporation’s standard indemnification agreement.

11. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

12. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

If to the Company:

Generation Alpha, Inc.

853 Sandhill Avenue

Carson, California 90746

Attn: Tiffany Davis, Chief Executive Officer

Email: tiffany@genalphainc.com

With a copy to (which shall not constitute notice):

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Attn: Marc J. Ross, Esq.

Email: mross@srf.law

If to the Director:

Name: Raymond Davison

Address:

Email: rdavison@timios.com

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 12.

13. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Director shall not assign all or any portion of this Agreement without the prior written consent of the Corporation.

14. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

15. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

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16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws. The Nevada courts have non-exclusive jurisdiction to settle any dispute and the parties submit to the non-exclusive jurisdiction of the Nevada courts; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

17. Legal Fees. The parties hereto agree that the non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a “Dispute”), shall reimburse the prevailing party for reasonable attorney’s fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Corporation for its fees and expenses incurred in connection with a Dispute if the Director’s position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

18. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

19. Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Non-Executive Director Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written

GENERATION ALPHA, INC.

/s/ TIFFANY DAVIS
Tiffany Davis
Chief Executive Officer

/s/ GEORGE O’LEARY
George O’Leary
Chairman

DIRECTOR

/s/ RAYMOND DAVISON
Raymond Davison

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